Exhibit 99.1

                 BOOTS & COOTS ANNOUNCES STRONG RESULTS FOR 2005

    HOUSTON, March 14 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), the premier pressure control company for the oil and gas industry, today reported revenues were up 22 percent at $29.5 million for fiscal year 2005 compared to revenues of $24.2 million for 2004. Net income was $2.8 million for 2005 compared to a net loss of $0.2 million for 2004. Net income attributable to common shareholders for 2005 was $1.9 million, or $0.06 per diluted share compared to a net loss attributable to common shareholders for 2004 of $1.0 million, or $0.04 per diluted share. The results for the year ended December 31, 2005 do not include results from the recently acquired hydraulic workover business of Oil States International, Inc., Hydraulic Well Control
(HWC).

    For the quarter ended December 31, 2005, revenues were $5.9 million compared with revenues of $9.5 million for the same period in 2004. Income from continuing operations for the quarter was $1.4 million compared to $0.6 million in net income for the fourth quarter of 2004. Operating margin for 2004 was reduced by pass-through charges incurred during the fourth quarter of 2004, which related to response services performed in Iraq. Net income attributable to common shareholders was $1.2 million, or $0.04 per diluted share for the fourth quarter of 2005 compared to net income attributable to common shareholders for the prior year period of $0.4 million, or $0.01 per diluted share for the fourth quarter of 2004. The results for the quarter ended December 31, 2005 do not include results from HWC.

    "Results were strong across the board. The aftermath of the hurricanes in the Gulf is keeping our teams busy, and our SafeGuard business continues to strengthen," said Jerry Winchester, president and chief executive officer. "We ended the year with our prevention service segment revenues at $13.9 million, up 72 percent from 2004, and we expect the opportunities to grow this segment will continue through 2006. Further strengthening our 'non- event' performance in 2006 will be the results from HWC, which reported unaudited revenues of $39.9 million for the twelve months ended December 31, 2005. More importantly, HWC's 250 employees located across the globe bring us geographically closer to our customers with service offerings geared toward increasing production and complementing our risk-reduction SafeGuard services."

    "We enter 2006 with greater geographical reach, increased core service offerings, enhanced service packages, a stronger balance sheet and a stronger board," said Kirk Krist, chairman of the board. "We believe we are well positioned for growth in 2006 while we cement our position in the industry as a leader in pressure control."

    Earnings before interest, taxes, depreciation and amortization (EBITDA) was $5.3 million for 2005 compared to $2.0 million for the prior year period. For the fourth quarter of 2005, EBITDA was $1.9 million compared to $0.5 million for the fourth quarter of 2004.

    Operational highlights include:

     * Prevention revenues were $13.9 million for 2005 compared to $8.1 million for 2004. Prevention revenues were $3.5 million for the fourth quarter of 2005, compared to $1.8 million for the fourth quarter of 2004. During 2005 the company added new SafeGuard contracts that generated $6.8 million of this revenue for the year.

     * Response revenues were $15.6 million for 2005 compared to $16.1 million for the prior year. Response revenues were $2.4 million for the fourth quarter of 2005, as compared to $7.8 million for the fourth quarter of 2004.

    Conference Call

    Boots & Coots will hold its quarterly conference call to discuss 2005 results tomorrow, March 15, at 10:00 a.m. Central Time (11:00 a.m. Eastern
Time). The dial-in number for the call is 800-265-0241, passcode 'Boots & Coots'. To listen to the live Webcast, log on to http://www.boots-coots.com/investor/invest.htm and click on the 2005 Earnings Webcast link. A replay of the Webcast will be available on the investor relations page of the company's Website within 24 hours of the call. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 32803914.

    About Boots & Coots

    Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires as well as hydraulic workover/snubbing and hot tapping services around the world. The company's proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The company's SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the company's web site at http://www.boots-coots.com .

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward- looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov .

    Company contact: Gabriel Aldape, Chief Financial Officer, 281-931-8884, investorrelations@bncg.com .

                               (Tables to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                          SUMMARY OF OPERATING RESULTS
                                   (unaudited)
                     (in thousands except per share amounts)

                                         Three Months Ended           Year Ended
                                           December 31,              December 31,
                                      -----------------------   -----------------------
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Revenue (a)                           $    5,873   $    9,520   $   29,537   $   24,175

Earnings Before Interest,
 Taxes, Depreciation and
 Amortization (EBITDA)                $    1,944   $      450   $    5,277   $    1,955

Income (Loss) From Continuing
 Operations                           $    1,438   $      527   $    2,779   $     (290)
Income From Discontinued
 Operations, Net
 of Income Taxes                      $      ---   $       67   $      ---   $       42

Net Income (Loss)                     $    1,438   $      594   $    2,779   $     (248)

Preferred Dividend
 Requirements and Accretion           $      225   $      213   $      874   $      748

Net Income (Loss) Attributable
 to Common Shareholders               $    1,213   $      381   $    1,905   $     (996)

Basic Earnings (Loss) Per
 Common Share:
   -  Continuing Operations           $     0.04   $     0.01   $     0.06   $    (0.04)
   -  Discontinued Operations         $     0.00   $     0.00   $     0.00   $     0.00
   -  Net Income (Loss)               $     0.04   $     0.01   $     0.06   $    (0.04)

Diluted Earnings (Loss) Per
 Common Share:
   -  Continuing Operations           $     0.04   $     0.01   $     0.06   $    (0.04)
   -  Discontinued Operations         $     0.00   $     0.00   $     0.00   $     0.00
   -  Net Income (Loss)               $     0.04   $     0.01   $     0.06   $    (0.04)

Weighted Average Common Shares
 Outstanding
   -  Basic                               29,536       29,439       29,507       28,142
   -  Diluted                             31,379       30,156       31,374       28,142

(a) Revenue for the year ended December 31, 2005 included $5,341 of pass-through third-party charges related to personnel security incurred during the period while the quarter and year ended December 31, 2004, included $4,040 of pass-through third party charges.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
  OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
                                   (unaudited)
                                 (in thousands)

                                        Three Months Ended             Year Ended
                                           December 31,              December 31,
                                      -----------------------   -----------------------
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Net Income (Loss)                     $    1,438   $      594   $    2,779   $     (248)

Income from Discontinued
 Operations, Net of
 Income Taxes                         $      ---   $      (67)  $      ---   $      (42)

Income Tax Expense (Benefit)          $      252   $     (364)  $    1,129   $      492

Interest and Other Expense            $      132   $      178   $      655   $      864

Depreciation and Amortization         $      122   $      109   $      714   $      889

Earnings Before Interest,
 Taxes, Depreciation
 and Amortization (EBITDA) (1)        $    1,944   $      450   $    5,277   $    1,955

(1) Earnings before Interest, Income taxes, Depreciation, and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculate and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the company's performance or ability to meet its debt service and working capital requirements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                           December 31,   December 31,
                                               2005           2004
                                           ------------   ------------
                                           (unaudited)
Current Assets                             $     10,598   $     13,618

Current Liabilities (a)                    $      6,733   $     11,065

Total Working Capital (b)                  $      3,865   $      2,553

Total Assets                               $     14,767   $     18,393
Long Term Debt and Notes Payable (c)       $      4,239   $      6,148

Total Liabilities                          $     10,972   $     17,213

Total Shareholders' Equity                 $      3,795   $      1,180

(a) Amounts as of December 31, 2005 and December 31, 2004 include $259 and $332, respectively, for the current portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

(b) The Company defines Working Capital as all current assets, including cash, less all current liabilities, which includes current maturities of long-term debt.

(c) Net of current maturities of long term debt. Amounts as of December 31, 2005 and December 31, 2004 include $339 and $598, respectively, for the long-term portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

Investor Contact:
Jennifer Tweeton
VOLLMER 713-970-2100
jennifert@vollmerpr.com

SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             03/14/2006
    /CONTACT: Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com , for Boots & Coots International Well Control, Inc./
    /Web site:  http://www.boots-coots.com/investor/invest.htm
                http://www.boots-coots.com /
    (WEL)